Exhibit 99.1

Hedge Update October 2016

2 Legal Disclaimers Forward-Looking Statements This presentation contains, and the officers and representatives of the Partnership and its general partner may from time to time make, “forward–looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to a number of risks and uncertainties, many of which are beyond our control. These statements may include discussions about our: business strategy; acquisition strategy; financing strategy; ability to make, maintain and grow distributions; the ability of our customers to meet their drilling and development plans on a timely basis or at all and perform under gathering and processing agreements; future operating results; future capital expenditures; and plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this presentation, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “future opportunity,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this presentation are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward looking statements contained in this presentation are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward looking statements due to important factors listed in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to (and expressly disclaim any obligation to) publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

3 Hedge Update As a result of the sale of properties in OK and KS, SPP was temporarily overhedged for commodity exposure. The schedule below provides SPP’s hedge positions as of Oct. 11, 2016. Hedge Positions Q4 Q1 Q2 Q3 Q4 at 10/11/2016 2016 (3) 2017 2017 2017 2017 2018 2019 Natural Gas (1) Volume (MMBtu's) 180,501 271,507 255,669 241,748 229,122 295,683 277,888 $/MMBtu 3.10 $ 5.72 $ 5.72 $ 5.72 $ 5.72 $ 3.58 $ 3.62 $ % Fcst Production (2) 102% 102% 102% 102% 102% Oil (1) Volume (Bbl's) 49,802 57,953 54,554 51,570 48,926 212,555 199,768 $/Bbl 48.25 $ 68.06 $ 68.06 $ 68.06 $ 68.06 $ 65.40 $ 65.65 $ % Fcst Production (2) 91% 90% 91% 91% 91% 1) Hedged as NYMEX swaps. 2) Forecast Production from producing assets, excepting those SPP currently operates in Oklahoma and those announced to be acquired October 6, 2016. 3) Under the Q4 2016 heading for Natural Gas hedges: Volume and $/MMbtu exclude the already settled October Natural Gas swaps of 324,698 MMBtu swapped at $4.14/MMBtu, and the % Fcst Production is calculated exclusive of any October production volumes.